Exhibit 99.5


               IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY



Franklin Balance Sheet Investment Fund       :
and Franklin Microcap Value Fund,
Oppenheimer Investment Partnership LP        :
and Oppenheimer Close International
Ltd., Wynnefield Partners Smallcap Value     :           Civil Action No. 888-N
LP I, Wynnefield Partners Smallcap Value
LP, Wynnefield Smallcap Value Off-Shore      :
Fund LPD and Channell Partnership II,
LP,                                          :
Individually, derivatively and on
behalf of a Class of similarly situated      :
stockholders, :
                                             :

                                             :
                  Plaintiffs,
                                             :

                                             :
         v.
                                             :

                                             :
Thomas B. Crowley, Jr., Molly M.
Crowley, Phillip E. Bowles, Gary L.          :
Depolo, Earl T. Kivett, William A.
Pennella, Leland S. Prussia, Cameron W.      :
Wolf, Jr.,
                                             :

                                             :
                  Defendants,
                                             :

                                             :
         v.
                                             :

                                             :
Crowley Maritime Corporation,
                                             :

                                             :
          Nominal Derivative Defendant.
                                             :

                                             :

                                             :





                   JOHN H. NORBERG, JR.'S MOTION TO INTERVENE



         John H. Norberg, Jr. ("Norberg" or "Intervenor") pursuant to Chancery Rule 24(a) and/or (b) hereby moves for leave to intervene in this matter as an additional plaintiff. In support of their application, Intervenor states as follows:

         A. The present action involves a challenge to certain conduct of the directors of Crowley Maritime Corporation ("Crowley"). Count I of the existing Complaint and the proposed Amended Complaint search claims derivatively on behalf of Crowley.

         B. Defendants have challenged the standing of the existing plaintiffs to pursue certain of the claims in the Complaint on the grounds that they did not own stock at the time of the wrongs alleged.(1)

         C. John H. Norberg, Jr. first acquired 9 shares of Crowley stock in 1991. He has owned those shares continuously since that time.

         D. The earliest transaction challenged by the Complaint occurred in 1992. Thus his ownership satisfies the requirements of 8 Del. C. ss.327 with respect to the earliest transactions challenged in the Complaint in this action.

         E. Intervenor claims an interest relating to the property and transactions which are the subject of this action and are so situated that the disposition of the action may as a practical matter impair or impede his ability to protect that interest. Should the defendants succeed in their allegation regarding standing, absent intervention, the Intervenor's interest cannot be adequately represented by the existing parties.

         F. Alternatively, Intervenor should be granted permissive intervention pursuant to Chancery Rule 24(b).

         G. This Court has regularly allowed intervention in derivative actions where defendants have raised questions regarding the standing of the shareholder plaintiffs to prosecute that action. In Re Maxxam Inc./Federated Development Shareholders Litigation, Del. Ch., 698 A.2d 949, 955 (1996); Hutchison v. Bernhard, Del. Ch., 220 A.2d 782, 784 (1965); Flynn v. Bachow, Del. Ch., 1998 WL671273 (C.A. No. 15885 (September 18, 1998), attached as Exhibit A); Steiner
v. Meyerson, Del. Ch., 1997 WL349169 (C.A. No. 13139 (June 13, 1997), attached as Exhibit B). See Wied v. Valhi, Inc., Del. Supr., 466 A.2d 9 (1983). H. Intervenor respectfully submits that no additional opening brief is necessary to support his motion.


--------
(1) Defendants also alleged the Complaint does not state such shareholders have owned continuously as required by 8 Del. C. ss.327. Not only does the existing Complaint indicate that such shareholders "have owned" indicating continuous ownership, but the proposed Amended Complaint clarifies any doubt as to that question.


December 27, 2005                        Respectfully submitted,

                                         TAYLOR & McNEW, LLP


                                         /s/ R. Bruce McNew
                                         ------------------------------
                                         R. Bruce McNew (# 967)
                                         3711 Kennett Pike, Suite 210
                                         Greenville, DE  19807
                                         (302) 655-9200\

                                         Counsel for Proposed Intervenors